UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2016

American Public Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33810	01-0724376
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414	304-724-3700
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e)

On May 27, 2016, American Public University System (“APUS”), a subsidiary institution of American Public Education, Inc. (the “Company”), appointed Karan Powell, Executive Vice President and Provost of APUS, as President of APUS, effective July 1, 2016. At the time Dr. Powell becomes President of APUS, she will cease serving as Executive Vice President and Provost. Dr. Powell is succeeding Wallace E. Boston, Jr., who will continue to serve as President and CEO of the Company, providing strategic and leadership support to APUS, Hondros College of Nursing, and other APEI ventures.

In connection with Dr. Powell’s appointment, the Company, APUS and Dr. Powell entered into an Amended and Restated Employment Agreement dated as of May 31, 2016 (the “Amended Agreement”). The term of the Amended Agreement is until July 1, 2018 and the Amended Agreement continues to automatically renew at the end of its term unless the Company gives prior notice of the intent not to renew the Amended Agreement. The Amended Agreement continues to have provisions in it that provide for base salary, participation in the Company’s annual incentive plan and the payments that are due to Dr. Powell in the event of the termination of her employment, including with respect to termination following a change of control. In the Amended Agreement, Dr. Powell has agreed not to compete with the Company nor solicit its employees for alternative employment during specified periods and has agreed that she will also be subject to a covenant not to compete with the Company for specified periods. The description of the Amended Agreement in this Current Report is qualified in its entirety by reference to the Amended Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also on May 31, 2016, the Company announced that Pete Gibbons will retire from his position as Senior Vice President, Chief Administrative Officer, on or about June 20, 2016, at which time he will cease to serve as an executive officer of the Company for purposes of the federal securities laws. Following his retirement, Mr. Gibbons will remain with the Company as Senior Vice President, Special Projects. In his new role, he will assist the Company’s senior management and the Board of Directors in matters relating to senior-level employee relations, the previously-announced anticipated organizational realignment, APUS accreditation and corporate governance, among other things. Mr. Gibbons’ annual salary will be reduced, and he will no longer participate in the Company’s incentive programs.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement dated May 31, 2016, by and among American Public University System, Inc., American Public Education, Inc. and Karan Powell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.
Executive Vice President and Chief Financial Officer

Date: June 1, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Executive Employment Agreement dated May 31, 2016, by and among American Public University System, Inc., American Public Education, Inc. and Karan Powell